Exhibit 23.1
Cawley, Gillespie & Associates, Inc.
PETROLEUM CONSULTANTS

AUSTIN OFFICE:	MAIN OFFICE:	HOUSTON OFFICE:
9601 AMBERGLEN BLVD., SUITE 117	306 WEST 7TH STREET, SUITE 302	1000 LOUISIANA, SUITE 625
AUSTIN, TEXAS 78729	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
(512) 249-7000	(817) 336-2461	(713) 651-9944
FAX (512) 233-2618	FAX (817) 877-3728	FAX (713) 651-9980
Consent of Cawley, Gillespie & Associates, Inc.
February 23, 2009
Permian Basin Royalty Trust
Bank of America, N.A., Trustee
901 Main Street, 17th Floor
Dallas, Texas 75202-3714
Gentlemen:
     Cawley, Gillespie & Associates, Inc., hereby consents to the use of the oil and gas reserve information in the Permian Basin Royalty Trust Securities and Exchange Commission Form 10-K for the year ending December 31, 2008 and in the Permian Basin Royalty Trust Annual Report for the year ending December 31, 2008, based on reserve reports dated February 17, 2009, prepared by Cawley, Gillespie & Associates, Inc.

Submitted,

Cawley, Gillespie & Associates, Inc.

Kenneth J. Mueller, P. E. Vice President